UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2013, the Registrant's subsidiary Kingsway America Inc. (“Kingsway”) entered into a Share Sale Agreement with Atlas Financial Holdings, Inc. (“Atlas”) to sell its holdings of Atlas preferred shares for 90% of liquidation value, or U.S.$16.2 million. The negotiation of the foregoing purchase price was done on an arms' length basis. The sale of such preferred shares was consummated on August 1, 2013. Under the terms of the Share Sale Agreement, Atlas paid Kingsway U.S.$7.5 million in cash, plus approximately U.S.$800,000 from cash raised by Atlas from the exercise of certain outstanding Atlas warrants at closing on August 1, 2013. If any amount of the purchase price remains unpaid as of January 3, 2014, such unpaid amount will be repayable not later than April 30, 2014 pursuant to one or more promissory notes entered into by Atlas. In addition, the Share Sale Agreement includes customary covenants, representations and warranties.

The foregoing summary of the Share Sale Agreement does not purport to be complete and is qualified in its entirety thereby. The complete Share Sale Agreement is attached as Exhibit 2.1, and is incorporated herein by reference.

A press release announcing the signing of the definitive agreement was issued August 1, 2013 and is attached as Exhibit 99.1.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The response to Item 1.01 is hereby incorporated by reference into this Item 2.01. The Registrant's Chief Executive Officer is a member of the Board of Directors of Atlas, and Kingsway holds 1,262,471 Restricted Voting Shares of Atlas.

This Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including, without limitation, our potential inability to complete the proposed rights offering. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company's 2012 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Exhibits Description
2.1	Share Sale Agreement Between Kingsway America Inc. and Atlas Financial Holdings, Inc. dated August 1, 2013
99.1	News Release Dated August 1, 2013 - Kingsway Announces Closing of Previously Announced Sale of its Holdings of Atlas Preferred Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

August 6, 2013	By:	/s/ William A. Hickey, Jr.
William A. Hickey, Jr.
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Share Sale Agreement Between Kingsway America Inc. and Atlas Financial Holdings, Inc. dated August 1, 2013
99.1	News Release Dated August 1, 2013 - Kingsway Announces Closing of Previously Announced Sale of its Holdings of Atlas Preferred Shares